UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 27, 2012

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) (e) Appointment of Chief Financial Officer; Compensatory Arrangements

On January 30, 2012, M.D.C. Holdings, Inc. (the “Company”) announced that, effective February 1, 2012, John M. Stephens has been hired by the Company and, effective February 13, 2012, appointed by the Company’s Board of Directors to the position of Senior Vice President, Chief Financial Officer and Principal Accounting Officer. The Board has determined, that for purposes of Section 16 of the Securities Exchange Act of 1934 (and the rules thereunder) and Item 401 of SEC Regulation S-K, beginning as of February 13, 2012, Mr. Stephens is an officer or executive officer for reporting purposes. Mr. Stephens will hold office until his successor is duly elected and qualified or until his resignation, retirement, death or removal from office.

Mr. Stephens, 43, most recently was with Standard Pacific Corp., one of the country’s largest homebuilders, serving as Chief Financial Officer since February 2009, Senior Vice President since May 2007, Corporate Controller from November 1996 through February 2009, and Treasurer from May 2001 until October 2002 and from November 2009 through June 2011. While at Standard Pacific, Mr. Stephens led a finance organization of more than 50 people. Prior to Standard Pacific, Mr. Stephens was an audit manager with the international accounting firm Arthur Andersen LLP. None of these organizations are affiliates of M.D.C. Holdings, Inc.

The following is a brief description of the material terms of Mr. Stephens’ employment. Under the terms of the offer letter accepted by Mr. Stephens, his annual base salary is $425,000 and he is eligible to receive an annual discretionary bonus payable in cash and restricted stock. The annual bonus target for the first year is $425,000. Additionally, on February 1, 2012, Mr. Stephens will receive a stock option covering 75,000 shares of common stock and also receive 10,000 shares of restricted stock, all awarded under the Company’s 2011 Equity Incentive Plan. The stock option will have a life of ten years and an exercise price equal to the closing price of the Company’s stock on the date of grant, and will become exercisable as to 33-1/3% of the shares on each of the third, fourth and fifth anniversaries of the date of grant. The restrictions on the restricted stock will lapse as to 25% of the shares over four years, beginning on the first anniversary of the date of the award. Mr. Stephens will also receive a relocation package as set forth in more detail in the offer letter, along with other benefits. Mr. Stephens’ employment is on an “at-will” basis.

The Company is also providing Mr. Stephens with a Change in Control and Separation Agreement (the “Agreement”). The Agreement is effective February 1, 2012 and, after December 31, 2014, will renew automatically for successive one-year terms unless either party elects by notice in writing to terminate the agreement delivered to the other at least 90 days prior to December 31 of each year. In addition, if the Agreement has not been terminated prior to a “Change in Control” (as defined in the Agreement), upon a Change in Control, the term of an Agreement will extend automatically for two years. If a Change in Control Event (as defined) occurs, Mr. Stephens may receive a Change in Control payment equal to the sum of his annual base salary and the amount of his target annual bonus. If the Company terminates Mr. Stephens’ employment other than for “cause,” death or “disability” (as defined in the Agreement) under circumstances where he is not entitled to a Change in Control payment, Mr. Stephens will receive an amount equal to his annual base salary and reimbursement of certain COBRA payments.

Copies of (1) the press release announcing Mr. Stephens’ appointment, (2) Mr. Stephens’ offer letter and (3) his Agreement are filed with this report on Form 8-K.

ITEM 9.01.	EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Offer Letter signed January 27, 2012

Exhibit 10.2	Change in Control Agreement dated as of February 1, 2012

Exhibit 99.1	Press Release dated January 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: January 30, 2012	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

Exhibit Index

Exhibit Number	Description

Exhibit 10.1	Offer Letter signed January 27, 2012

Exhibit 10.2	Change in Control Agreement dated as of February 1, 2012

Exhibit 99.1	Press Release dated January 30, 2012